UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 6, 2025
Date of Report (date of earliest event reported)
___________________________________
Rivian Automotive, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	001-41042 (Commission File Number)	47-3544981 (IRS Employer Identification Number)
14600 Myford Road Irvine, California 92606
(Address of principal executive offices) (Zip code)
(888) 748-4261
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Chief Executive Officer Performance Award
On November 6, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board) of Rivian Automotive, Inc., a Delaware corporation (the “Company”) cancelled the previously-disclosed performance-based option to purchase up to 20,355,946 shares of Class A Common Stock granted to Dr. Scaringe in January 2021 (the “2021 CEO Performance Award”) and granted an option to purchase up to 36,500,000 shares of the Company’s Class A Common Stock (the “2025 CEO Award”) to Dr. Robert J. Scaringe, the Company’s Chief Executive Officer, under the Company’s 2021 Incentive Award Plan (the “2021 Plan”). The 2025 CEO Award represents a net increase of 16,144,054 shares underlying the option as compared to the 2021 CEO Performance Award and is intended to replace the 2021 CEO Performance Award, which was cancelled in connection with the approval of the 2025 CEO Award. The material terms of the 2021 CEO Performance Award were previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2025.
The 2025 CEO Award is entirely at-risk. Shares underlying the option become vested and the option becomes exercisable only upon the achievement of what the Committee determined to be rigorous, challenging, pre-established performance goals over a multi-year period that also require continued service as the Company’s Chief Executive Officer for the applicable vesting period, subject to limited acceleration in the event of a qualifying termination of employment or change in control. The 2025 CEO Award will only vest, and value will only be realized by Dr. Scaringe, upon the achievement of significant stock price and financial performance improvements by the Company while Dr. Scaringe remains Chief Executive Officer. Vesting of the options tied to stock price under the 2025 CEO Award would reflect nearly $153 billion in incremental stockholder value compared to the Company’s current market capitalization, based on the exercise price and the stock price hurdles applicable to the 2025 CEO Award. The financial performance goals are tied to the Company achieving various levels of positive adjusted operating income and positive cash flow from operations.
The Committee, in consultation with an independent compensation consultant, considered a number of factors in determining whether to grant the 2025 CEO Award, the equity award’s terms and conditions, and the base salary increase. Such factors included Dr. Scaringe’s current ownership interest in the Company, the proportion of such ownership interest that was fully vested, the lack of incentive provided by the 2021 CEO Performance Award due to the unlikeliness of attainment of the associated performance goals, and external market data for similarly situated executives among comparable companies. The 2025 CEO Award is designed to retain and incentivize Dr. Scaringe to execute on the Company’s critical next phase as it progresses its technology roadmap and launches R2, which the Committee believes is in the best interests of the Company and its stockholders. The Committee does not intend to grant any additional discretionary equity awards to Dr. Scaringe during 2026.
If applicable, the shares underlying the 2025 CEO Award will only be issued upon termination or expiration of the waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Dr. Scaringe’s annual base salary was also concurrently increased from $1,000,000 to $2,000,000.
The 2025 CEO Award is subject to forfeiture in the event of a Termination of Service for Cause (as defined in the award agreement governing the 2025 CEO Award) and the Company’s Clawback Policy, as it may be amended from time to time.
Summary of the 2025 CEO Award
The 2025 CEO Award consists of the following key terms:
•Number of Shares Underlying the Option: The option provides for the purchase of up to 36,500,000 shares of the Company’s Class A Common Stock. Up to 22,000,000 shares underlying the option can be earned based on achievement of stock price hurdles, and up to 14,500,000 shares underlying the option can be earned upon the achievement of adjusted operating income and cash flow from operations targets.
•Exercise Price: $15.22 per share (the “Exercise Price”), which was the closing price on November 6, 2025 (the “Grant Date”).

•Vesting Schedule: Vesting of the shares underlying the 2025 CEO Award is subject to the satisfaction of both service-based conditions and performance-based conditions, as outlined below:
◦Service-Based Vesting: The option comprising the 2025 CEO Award is scheduled to vest in annual installments on each anniversary of the Grant Date (“Scheduled Vesting Dates”), subject to Dr. Scaringe’s continued service as Chief Executive Officer on such Scheduled Vesting Date (the “CEO Service Vesting Requirement”). All options subject to the performance conditions described below, other than the portion of the option that will be earned as a result of achievement of stock price hurdles of $100 or more, will vest in five equal annual installments. The portion of the option that will be earned as a result of achievement of stock price hurdles of $100 or more will vest in seven annual equal installments. As a result of the service-based vesting requirement, a maximum of approximately 6,730,000 shares underlying the option can vest on each of the first through fifth Scheduled Vesting Dates, and a maximum of approximately 1,430,000 shares underlying the option can vest on each of the sixth and seventh Scheduled Vesting Dates.
◦Performance-Based Vesting: Shares underlying the option will only vest on a Scheduled Vesting Date if they have first been earned by achieving the applicable performance condition described below.
•Performance-Based Conditions: Subject to the service-based vesting condition outlined above, the options under the 2025 CEO Award may be earned based on achievement of the following performance conditions.
◦Stock Price Hurdles: 22,000,000 shares underlying the option, divided into eleven equal tranches of 2,000,000 shares, may be earned based on the achievement of eleven stock price hurdles ranging from $40 to $140, in ten dollar increments, representing premiums to the Exercise Price ranging from 163% to 820%. Achievement of the stock price hurdles will be calculated based on the average closing price of the Company’s Class A Common stock over any 120 consecutive trading-day period with such stock price performance period ending on the tenth anniversary of the Grant Date. If the stock price hurdle for a particular tranche is not met during the ten-year term of the 2025 CEO Award, no portion of that tranche will vest.
◦Adjusted Operating Income Targets: Up to 7,250,000 shares underlying the option may be earned based on the achievement of full-year adjusted operating income targets. The performance period for achieving these targets ends on December 31, 2032 and is measured at the end of each fiscal year following the Grant Date. There are three adjusted operating income targets, the first of which would result in the vesting of up to 1,250,000 shares underlying the option, and the second and third of which would each result in the vesting of up to 3,000,000 shares underlying the option.
◦Cash Flow From Operations Targets: Up to 7,250,000 shares underlying the option may be earned based on the achievement of full-year cash flow from operations targets. The performance period for achieving these targets ends on December 31, 2032 and is measured at the end of each fiscal year following the Grant Date. There are three cash flows from operations targets, the first of which would result in the vesting of up to 1,250,000 shares underlying the option, and the second and third of which would each result in the vesting of up to 3,000,000 shares underlying the option.
The foregoing summary of the terms of the 2025 CEO Award does not purport to be complete and is qualified in its entirety by reference to the 2021 Plan and the form of option award agreement included as an exhibit thereunder, which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2025.
Mind Robotics Profit Interest Agreement
On November 6, 2025, Mind Robotics, LLC, a subsidiary of Mind Robotics, Inc., which is a newly-formed entity of the Company (Mind Robotics, LLC and Mind Robotics, Inc., together, “Mind Robotics”) issued 1,000,000 common units (the “Profits Interest Award”) to Dr. Scaringe in connection with Dr. Scaringe’s service as Chair of the board of directors of Mind Robotics. Such issuance was previously approved by a special committee of the Board of the Company made up of disinterested and independent directors. The Profits Interest Award provides Dr. Scaringe with up to a 10% economic interest in Mind Robotics once the profits and gains at Mind Robotics exceed a certain threshold following the date of issuance of the Profits Interest Award. The Profits Interest Award was fully vested on the date of issuance.
This summary of the Profits Interest Award is qualified in its entirety by reference to the common unit agreement entered into between Dr. Scaringe and Mind Robotics, a copy of which will be filed with the Company’s next Form 10-K.
Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning our plans and expectations regarding the 2025 CEO Award; statements regarding continued CEO retention and incentivization from the 2025 CEO Award; and statements regarding our future results of operations and financial position and our business strategy, plans and objectives of management for future operations.
These forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, without limitation, the risk that the Company may not achieve the anticipated benefits of the CEO Award, and the other risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and that are otherwise described or updated from time to time in our other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the Company’s reports and filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: November 7, 2025	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer